UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

ROOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39658	84-2717903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 E. Rich Street, Suite 500

Columbus, Ohio 43215

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 980-9431

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On January 26, 2022, Root, Inc. (the “Company”) entered into that certain Term Loan Agreement (the “Term Loan Agreement”), by and among the Company, Caret Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto (the “Lenders”) and Acquiom Agency Services LLC, as the administrative agent for the Lenders. The Term Loan Agreement provides for senior secured term loans of $300 million, with funding to occur on January 27, 2022.

Borrowings under the Term Loan Agreement accrue interest at a rate per annum equal to the Adjusted Term SOFR (as defined in the Term Loan Agreement) plus 9.00% or the Base Rate (as defined in the Term Loan Agreement) plus 8.00%, as the case may be. Borrowings under the Term Loan Agreement mature on January 27, 2027 and are secured by substantially all of the assets of the Company and the Subsidiary Loan Parties (as defined in the Term Loan Agreement).

The Term Loan Agreement contains customary representations, warranties, events of default and covenants, including limitations on the incurrence of indebtedness and liens, restricted payments and investments, mergers and financial covenants, including testing, at all times, of minimum Liquidity (as defined in the Term Loan Agreement) and quarterly testing of minimum Regulated Subsidiary Equity (as defined in the Term Loan Agreement).

In connection with the Term Loan Agreement, the Company entered into that certain Board Observation Side Letter, dated January 26, 2022 (the “Observer Letter”), by and between the Company and GCO II Aggregator 2 L.P. (the “BlackRock GCO Lender”), pursuant to which the BlackRock GCO Lender may designate and appoint two representatives (each, an “Observer”), and any one Observer may attend special and regular meetings of the Board of Directors of the Company, subject to the terms and provisions of the Observer Letter. The Observer Letter will automatically terminate if, among other things, the BlackRock GCO Lender, together with its affiliates and approved funds, collectively hold less than 50% of the aggregate principal amount of term loans outstanding at any time.

Warrants

In connection with the Term Loan Agreement, on January 26, 2022, the Company issued to the Lenders (or one or more of their designated affiliates or other designees) Warrants (the “Tranche 1 Warrants”) to purchase 5,664,193 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), which represent a number of shares of Common Stock equal to 2.0% of all issued and outstanding shares of Common Stock on a fully diluted basis as of January 26, 2022 (subject to adjustment), at an exercise price of $9.00 per share. The Tranche 1 Warrants have an expiration date of the earlier of (i) January 27, 2027 and (ii) the date on which all obligations under the Term Loan Agreement are repaid in full in cash and all commitments are terminated thereunder.

The Term Loan Agreement also provides that, upon the Minimum Liquidity Step-Down Date (as defined in the Term Loan Agreement), the Company will issue the Lenders (or one or more of their designated affiliates or other designees) additional warrants (the “Tranche 2 Warrants”), substantially in the form attached to the Term Loan Agreement, to purchase a number of shares of Common Stock equal to 1.0% of the issued and outstanding shares of Common Stock as of the Minimum Liquidity Stepdown Date (subject to adjustment), at an exercise price equal to the average volume weighted average trading price per share of Common Stock for the thirty trading day period ending on the trading day immediately prior to the issuance date of the Tranche 2 Warrants. The Tranche 2 Warrants will have an expiration date of the earlier of (i) the first anniversary of the issuance date of the Tranche 2 Warrants, (ii) January 27, 2027 and (iii) the date on which all obligations under the Term Loan Agreement are repaid in full in cash and all commitments are terminated thereunder.

In connection with the issuance of the Tranche 1 Warrants, the Company entered into a Registration Rights Agreement, dated January 26, 2022 (the “Registration Rights Agreement”), with each of the initial holders of the Tranche 1 Warrants, pursuant to which each such holder was granted customary piggyback registration rights, subject to the terms and conditions set forth in the Registration Rights Agreement.

The foregoing description of the Term Loan Agreement, Observer Letter, Registration Rights Agreement, Tranche 1 Warrants and Tranche 2 Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, Observer Letter, Registration Rights Agreement, Tranche 1 Warrants and Tranche 2 Warrants, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, the Company has agreed to issue and sell the Tranche 1 Warrants to the Lenders (or one or more of their designated affiliates or other designees). This issuance and sale of Tranche 1 Warrants will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Each such Lender (or its applicable designated affiliate or other designee) represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Tranche 1 Warrants are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Tranche 1 Warrants.

Item 7.01	Regulation FD Disclosure.

On January 26, 2022, the Company issued a press release announcing the execution of the Term Loan Agreement and the issuance of the Tranche 1 Warrants. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K and any oral related statements made by representatives of the Company may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, expectations, estimates and projections concerning the timing and success of the proposed transaction announced herein, future operations, strategies, plans, partnerships, investments, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity”, “expansion”, “creation” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause the Company’s actual decisions or results to differ materially from those contemplated by these forward-looking statements include, but are not limited to the Company’s realization of expected benefits related to the transactions disclosed herein and the factors that can be found in the Company’s Form 10-K and Forms 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

Item 9.01	Financial Statements and Exhibits

    (d)        Exhibits:

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant (Tranche 1), dated January 26, 2022.

4.2	Form of Common Stock Purchase Warrant (Tranche 2).

10.1*	Term Loan Agreement, dated January 26, 2022, by and among the Company, Caret Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Acquiom Agency Services LLC, as the administrative agent for the lenders party thereto.

10.2	Board Observation Side Letter, dated January 26, 2022, by and between the Company and GCO II Aggregator 2 L.P.

10.3	Registration Rights Agreement, dated January 26, 2022, by and between the Company and the other parties thereto.

99.1	Press Release, dated January 26, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(10). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Date: January 27, 2022	By:	/s/ Daniel Rosenthal
	Name:	Daniel Rosenthal
	Title:	Chief Revenue and Operating Officer and Chief Financial Officer